UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

July 21, 2011

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07                      Submission of Matters to a Vote of Security Holders

Election of Directors

On July 21, 2011, the shareholders of Modine Manufacturing Company voted to elect David J. Anderson, Larry O. Moore and Marsha C. Williams to serve as directors until the 2014 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The results of the vote were as follows:

Director	For	Against	Abstain	Broker Non-Votes
David J. Anderson	37,855,562	1,235,617	30,193	4,167,899
Larry O. Moore	38,419,512	673,340	28,520	4,167,899
Marsha C. Williams	34,837,219	4,251,468	32,685	4,167,899

Ratification of Directors

The shareholders ratified the appointment of Mary L. Petrovich and Dr. Suresh V. Garimella to the Board of Directors.  The results of the vote were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Mary L. Petrovich	38,760,366	327,520	33,486	4,167,899
Suresh V. Garimella	38,782,716	311,491	27,165	4,167,899

Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.  The results of the vote were as follows:

For	Against	Abstain
41,521,146	1,713,761	54,364

Amendment and Restatement of the 2008 Incentive Compensation Plan

The shareholders approved the amendment and restatement of the 2008 Incentive Compensation Plan.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
28,343,582	10,359,387	418,403	4,167,899

Advisory Vote on Executive Compensation (Say on Pay)

The shareholders approved the advisory vote on executive compensation.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
28,227,413	7,156,699	3,737,260	4,167,899

Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The shareholders approved one year as the frequency of shareholder votes on executive compensation.  The results of the vote were as follows:

One Year	Two Years	Three Years	Abstain
31,800,420	944,272	2,667,492	3,709,188

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke President and Chief Executive Officer

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey Vice President – Corporate Development, General Counsel and Secretary

Date: July 22, 2011

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